                                  EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF COLLINS INDUSTRIES, INC.

        21.1    -        The following are the names and jurisdiction of incorporation of the subsidiaries of the Company:

                                                                 Jurisdiction
                               Names                             of Incorporation
                               -----                             ----------------

                         Collins Bus Corporation                 Kansas
                         Capacity of Texas, Inc.                 Texas
                         Mid Bus, Inc.                           Ohio
                         Wheeled Coach  Industries,
                            Inc.                                 Florida
                         Collins Ambulance Corp.                 Kansas
                         Collins Financial Services, Inc.        Kansas
                         Mobile Products, Inc.                   Kansas
                         Mobile-Tech Corporation                 Kansas
                         World Trans, Inc.                       Kansas